Exhibit 99.1

ABIOMED ANNOUNCES RECORD REVENUE OF $20 MILLION FOR SECOND QUARTER OF FISCAL 2010

•	U.S. Commercial Impella Revenue at $12.1 Million, Up 95% From Prior Year

DANVERS, Mass. — November 5, 2009 – Abiomed, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart support technologies, today announced second quarter fiscal 2010 revenue of $20 million.

Recent financial and operating highlights during the second quarter of fiscal 2010 include:

•

U.S. commercial Impella revenue totaled $12.1 million, up 95% compared to revenue of $6.2 million in the second quarter of fiscal 2009. U.S. commercial reorders totaled $6.6 million, up 230% from $2.0 million in the second quarter of fiscal 2009.

•	Worldwide Impella revenue was $13.2 million, up 26% compared to revenue of $10.5 million for the second quarter of fiscal 2009.

•

Approximately 338 U.S. commercial patients were treated with Impella® 2.5, 5.0 or LD, a 238% increase compared to approximately 100 commercial patients in the second quarter of fiscal 2009. A total of over 1,200 U.S. commercial patients have been treated with Impella as of the end of the second quarter of fiscal 2010.

•	An additional 50 U.S. hospitals purchased Impella 2.5 for commercial use during the quarter, bringing the total to 326 commercial customers.

•	During the second quarter of fiscal 2010, there were 28 patients enrolled in the Protect II study, for a total of 290 patients completed, or 44% of the 654 patients required.

•	Legacy revenue, which consists of non-Impella revenue, was $6.8 million or 28% lower than the second quarter of fiscal 2009.

•	Gross margin for the quarter was 73% compared to 76% in the second quarter of fiscal 2009.

•	The GAAP net loss was $7.7 million, or a loss of $0.21 per share, compared to a GAAP net loss of $6.3 million, or a loss of $0.18 per share for the second quarter of fiscal 2009.

•

The non-GAAP net loss, after excluding stock-based compensation expense of $2.0 million and intangibles amortization expense of $0.4 million, was $5.3 million, or a loss of $0.14 per share, compared to the non-GAAP net loss of $2.5 million, or a loss of $0.08 per share, for the second quarter of fiscal 2009, after excluding stock-based compensation expense of $3.4 million and intangibles amortization expense of $0.4 million.

•

Cash, cash equivalents plus short and long-term marketable securities totaled $52.3 million compared to $54.5 million at the end of the first quarter fiscal 2010, reflecting a cash burn for the second quarter of fiscal 2010 of $2.2 million, a decrease of 46% compared to $4.1 million during the second quarter of fiscal 2009, excluding proceeds of $42.0 million from a stock offering.

•

At TCT in September 2009, Abiomed announced the clinical data from USpella, the first U.S. multicenter registry of 181 Impella 2.5 patients, demonstrating that Impella 2.5 is able to treat patients in the cath lab who were turned down by surgery and decrease their SYNTAX score. High-risk PCI and AMI patients treated with Impella 2.5 showed an improvement in ejection fraction.

•

Also at TCT 2009, data released from the Academic Medical Center’s MACH II three-year follow-up results revealed that patients in the Impella 2.5 arm of the trial showed improved left ventricular function, cardiac output and quality of life.

IMPELLA US COMMERCIAL LAUNCH

	Q2’09	Q3’09	Q4’09	Q1’10	Q2’10	V% Growth Q2’10 vs. Q2’09

# of Patients per Quarter	100	160	261	341	338	238%

Avg. # of Patients Supported per Week	8	12	20	26	26	225%

# of Hospitals added per Quarter	108	55	66	47	50	(-54%)

Total Commercial Revenue	$6.2M	$6.7M	$9.1M	$10.5M	$12.1M	95%

Reorder Revenue (Contribution to Total Commercial Revenue)	$2.0M	$3.0M	$4.9M	$6.4M	$6.6M	230%

Total Worldwide Impella Revenue (ROW, Commercial & Trial)	$10.5M	$8.8M	$11.2M	$12M	$13.2M	26%

“In summary, in the U.S. since last fiscal second quarter, as compared to this quarter, Abiomed has doubled the commercial U.S. Impella revenue, tripled the number of patients in the quarter and tripled the reorder revenue number,” said Michael R. Minogue, Chairman, President and Chief Executive Officer of Abiomed. “We have also cut our cash burn in half while ramping up our expanded U.S. field team, releasing new product enhancements and unveiling our most robust clinical data to date at the premier customer TCT meeting. We like our position and strategy and are confident in our people, technology and execution.”

Abiomed today reaffirmed its previously issued full-year fiscal 2010 revenue guidance of growth in the range of 17% to 24% or revenues of $86 million to $91 million.

The Company will host a conference call on Thursday, November 5, 2009 at 8 a.m. ET to discuss its second quarter of fiscal 2010 results. Michael R. Minogue, Chairman, Chief Executive Officer and President, and Robert L. Bowen, Vice President and Chief Financial Officer, will host the conference call.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial 800.638.4930; the international number is 617.614.3944. The access participant code is 10095872. A replay of this conference call will be available beginning at 11 a.m. ET on November 5, 2009 through 11:59 p.m. ET on November 19, 2009. The replay phone number is 888.286.8010; the international number is 617.801.6888. The replay access code is 72639080.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc., is a leading provider of medical devices that provide circulatory support to acute heart failure patients across the continuum of care in heart recovery. Our products are designed to enable the heart to rest, heal and recover by improving blood flow and/or performing the pumping of the heart. For additional information please visit: www.abiomed.com.

USE OF NON-GAAP MEASURES

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures of net loss and net loss per share, in each case excluding, where appropriate, stock-based compensation and intangibles amortization. We believe that the inclusion of these non-GAAP financial measures in this earnings announcement helps investors to gain a meaningful understanding of our core operating results and future prospects, and can also help investors who wish to make comparisons between us and other companies on both a GAAP and a non-GAAP basis, particularly with respect to stock based compensation expenses. The non-GAAP financial measures included in this earnings announcement are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies. Although certain non-GAAP financial measures used in this release exclude the accounting treatment of stock based compensation expense and other items outlined in this release and above, these non-GAAP measures should not be relied upon independently, as they ignore the contribution to our operating results that is generated by the incentive and compensation effects of the underlying stock based compensation programs.

FORWARD-LOOKING STATEMENTS

This Release contains forward-looking statements, including statements regarding development of Abiomed’s existing and new products, the Company’s progress toward commercial growth, and future opportunities and expected regulatory approvals. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing, regulatory approvals, anticipated future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the Annual Report filed on Form 10-K and the most recently filed Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Release or to reflect the occurrence of unanticipated events.

For further information please contact:

Aimee Maillett

Public Relations Specialist

978-646-1553

ir@abiomed.com

###

Abiomed, Impella, iPulse, BVS5000, AB5000, AbioCor and the Abiomed logo are all trademarks of Abiomed. Other company and product names may be trademarks of their respective owners.

Abiomed, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share data)

	September 30, 2009	March 31, 2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,782	$1,785
Short-term marketable securities	49,548	55,394
Accounts receivable, net	13,403	15,724
Inventories	14,111	14,777
Prepaid expenses and other current assets	992	809

Total current assets	80,836	88,489
Property and equipment, net	7,540	7,792
Intangible assets, net	3,996	4,359
Goodwill	40,310	31,295
Long-term marketable securities	—	3,721
Other assets	302	302

Total assets	$132,984	$135,958

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,239	$5,550
Accrued expenses	9,654	10,818
Deferred revenue	1,237	1,211

Total current liabilities	16,130	17,579
Long-term deferred tax liability	2,554	2,086
Other long-term liabilities	410	310

Total liabilities	19,094	19,975

Commitments and contingencies
Stockholders’ equity:
Class B Preferred Stock, $.01 par value	—	—
Authorized - 1,000,000 shares; Issued and outstanding - none
Common stock, $.01 par value	375	367
Authorized - 100,000,000 shares; Issued - 37,520,065 shares at September 30, 2009 and 36,736,843 shares at March 31, 2009;
Outstanding - 37,469,111 shares at September 30, 2009 and 36,685,889 shares at March 31, 2009
Additional paid-in-capital	370,169	362,097
Accumulated deficit	(259,425)	(243,991)
Treasury stock at cost - 50,954 at September 30, 2009 and March 31, 2009	(827)	(827)
Accumulated other comprehensive income (loss)	3,598	(1,663)

Total stockholders’ equity	113,890	115,983

Total liabilities and stockholders’ equity	$132,984	$135,958

Abiomed, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2009	2008	2009	2008
Revenue:
Product	$19,725	$19,777	$39,314	$36,047
Funded research and development	297	222	621	309

Total Revenue	20,022	19,999	39,935	36,356

Costs and expenses:
Cost of product revenue excluding amortization of intangibles	5,446	4,793	10,518	10,420
Research and development	6,786	6,850	12,769	12,994
Selling, general and administrative	14,816	13,898	30,783	27,412
Amortization of intangible assets	371	411	725	837

	27,419	25,952	54,795	51,663

Loss from operations	(7,397)	(5,953)	(14,860)	(15,307)

Other income and expense:
Investment income (expense), net	53	(43)	97	201
Other (expense) income, net	(88)	(61)	(203)	80

	(35)	(104)	(106)	281

Loss before provision for income taxes	(7,432)	(6,057)	(14,966)	(15,026)
Provision for income taxes	242	273	468	418

Net loss	$(7,674)	$(6,330)	$(15,434)	$(15,444)

Basic and diluted net loss per share	$(0.21)	$(0.18)	$(0.42)	$(0.46)
Weighted average shares outstanding	36,924	34,475	36,736	33,393